ALL STAR®
EQUITY FUND

Computershare

Computershare Trust Company, N.A.
150 Royall Street, Suite V
Canton, Massachusetts 02021
Information Agent: Georgeson LLC
Banks, brokers and shareholders call toll-free: (866) 856-2826

LIBERTY ALL-STAR EQUITY FUND SUBSCRIPTION CERTIFICATE

TO SUBSCRIBE FOR SHARES OF BENEFICIAL INTEREST OF LIBERTY ALL-STAR EQUITY FUND PLEASE FOLLOW THE INSTRUCTIONS BELOW:

If you wish to subscribe for additional shares of Liberty All-Star Equity Fund, you must submit your instructions in one of the following ways:

Option 1) Internet – Visit the Offer Website at www.   .com and using the Account and Control Codes printed above sign in and follow the instructions on the website.

Option 2) Mail – Complete the instructions, sign and return this Subscription Certificate and your check in the envelope provided.

LIBERTY ALL-STAR EQUITY FUND SUBSCRIPTION RIGHTS FOR SHARES OF BENEFICIAL INTEREST
THIS RIGHTS OFFER EXPIRES AT 5:00 P.M. EASTERN TIME, ON [ ], 2021

Liberty All-Star Equity Fund (the "Fund") issued to its shareholders of record (the "Record Date Shareholders"), as of the close of business on [ ], 2021 (the "Record Date") non-transferable rights ("Rights") on the basis of one Right for each whole share of beneficial interest, of the Fund ("Share") held on the Record Date, generally entitling the holders thereof to subscribe for new shares (the "Shares") at a rate of one new Share for each ten Rights held (the "Primary Subscription"), with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). At its discretion, the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering amount to cover over-subscription requests. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated [ ], 2021 (the "Prospectus"), which is incorporated into this certificate by reference. The owner of this Subscription Certificate is entitled to the number of Rights and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege. The Rights are non-transferable and may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the "NYSE") or any other stock exchange. The shares provided to Record Date Shareholders who exercise their Rights will be listed on the NYSE under the symbol "USA".

ESTIMATED SUBSCRIPTION PRICE

The Estimated Subscription Price is $x.xx per Share.

FINAL SUBSCRIPTION PRICE

The Subscription Price will be based upon a formula equal to 95% of the reported net asset value or market price per Share, whichever is lower on the Expiration Date. Market price per Share will be determined based on the average of the last reported sales prices of a Share on the NYSE on the Expiration Date and the four trading days preceding the Expiration Date.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) SIGN AND COMPLETE THE BACK OF THIS SUBSCRIPTION CERTIFICATE AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., IN EITHER CASE BEFORE 5:00 P.M. EASTERN TIME, [ ], 2021.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

XRT2

03IOGD

You must timely pay the Estimated Subscription Price for the full number of Shares you wish to acquire pursuant to the Primary Subscription and the Over-Subscription Privilege. If you are the record holder, you must deliver payment to the Subscription Agent via personal check, drawn upon a U.S. bank; please reference your subscription certificate number on your check or Notice of Guaranteed Delivery. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance to instructions provided therefrom.

A statement of holdings for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and after full payment for the Shares subscribed for has been received and cleared. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder within ten Business Days after the Expiration Date. No interest will be paid to shareholders on such amounts. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within eight (8) business days after the Confirmation Date, [ ], 2021, unless the Offer is extended by the Fund.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: **OFFERING INSTRUCTIONS** (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription ____________ (Rights Exercised) ÷ 10 = ____________ (No. of Shares) x $x.xx = (Estimated Subscription Price) $ ____________

EXAMPLE: PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-10)
Number of Shares owned on the Record Date 1000 x 1 = 1000 Rights (one Right for every Share held on the Record Date)

☐ In addition, I apply for additional shares pursuant to the Over-Subscription Privilege* ____________ (No. of Additional Shares) x $x.xx = (per share) $ ____________

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ____________ (No. of Shares) x $x.xx = (per share) $ ____________

Amount of personal check enclosed $ ____________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2: **SUBSCRIPTION AUTHORIZATION:**

I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Final Subscription Price as determined on the Expiration Date is in excess of the $x.xx Estimated Subscription Price per Share.

I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

Signature of Subscriber(s)

____

(and address if different than that listed on this Subscription Certificate)

____

____

Telephone number (including area code) ____________________

* You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.

Please complete all applicable information and return to: **COMPUTERSHARE TRUST COMPANY, N.A.**
By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer; COY: USAF, P.O. Box 43011, Providence, RI 02940-3011
By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer; COY: USAF, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
Any questions regarding this Subscription Certificate and the Rights Offering may be directed to Georgeson LLC toll free at (866) 856-2826.